Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Announces Executive Promotions and Organizational Changes

HOUSTON, TEXAS – January 18, 2022 – Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood”) announced several promotions within Crestwood’s senior management team, effective immediately.

Robert Halpin has been promoted to President and Chief Financial Officer, reporting directly to Robert G. Phillips, Founder, Chairman and Chief Executive Officer. Mr. Halpin has been with the Crestwood organization since 2012 and in his time with the company has played an integral role in the development and execution of Crestwood’s corporate and financial strategy. In his new role, Mr. Halpin will be responsible for leading all of Crestwood’s commercial, operations, engineering and project management, sustainability and financial activities. Previously, Mr. Halpin has served as Executive Vice President and Chief Financial Officer since 2015, Vice President, Finance from January 2013 until April 2015 and Vice President, Business Development from January 2012 to January 2013. Before joining Crestwood, Mr. Halpin worked in finance at First Reserve and Barclays Capital.

Diaco Aviki has been promoted to Executive Vice President and Chief Operating Officer, reporting directly to Mr. Halpin. In his new role, Mr. Aviki will be responsible for overseeing Crestwood’s commercial, business development, field operations, engineering and project management functions which primarily support Crestwood’s gathering and processing business. Mr. Aviki has been with the Crestwood organization since 2017, previously having served as Senior Vice President of Business Development and Commercial Operations, and has played a critical role in the growth and commercial success of Crestwood’s assets in the Williston, Delaware and Powder River basins. Prior to joining Crestwood, Mr. Aviki had an extensive career in the upstream and midstream sectors with ExxonMobil and BHP Billiton.

Joanne Howard has been promoted to Senior Vice President of Sustainability and Corporate Communications, reporting directly to Mr. Halpin. Ms. Howard has been with Crestwood since 2018, previously having served as Vice President of Sustainability and Corporate Communications, and has led Crestwood’s sustainability initiatives helping the company establish a leadership position in ESG performance across the midstream sector. Among several recent awards, Crestwood’s ESG Program was recognized by Institutional Investor in the 2022 Team rankings as a Best ESG Program for Small Cap – Energy and by Hart Energy as an Energy ESG Top Performer in the midstream sector. In her continuing role, Ms. Howard will be responsible for Crestwood’s industry-wide efforts to advance sustainability across the energy value chain, external reporting of Crestwood’s ESG performance and initiatives, expanding sustainability across Crestwood’s portfolio and leading the company’s corporate communications and social investment programs.

“With the buy-in of the General Partner from First Reserve in March, the sale of Stagecoach Gas Services in July, and the announcement of the upcoming merger with Oasis Midstream in October, Crestwood completed one of our most strategic and transformative years in 2021. I could not be prouder of how well the partnership

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is positioned as we kick off another new year in 2022,” stated Robert G. Phillips, Founder, Chairman and Chief Executive Officer. “We have an incredible management team and dedicated work force at Crestwood, and I am very excited to announce these well-earned executive promotions which both rewards significant contributions to Crestwood’s success and further aligns our commercial, operations and finance functions going forward. With the recently expanded and independent board of directors, the pending merger with Oasis Midstream, and the new management operating structure under Robert and Diaco’s leadership, I’m quite optimistic about Crestwood’s ability to continue driving sustainable value for our investors for the long-term future.”

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple shale resource plays across the United States. Crestwood is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water. Visit Crestwood Equity Partners LP at www.crestwoodlp.com; and to learn more about Crestwood’s sustainability efforts, please visit https://esg.crestwoodlp.com.

Forward Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in Crestwood’s annual reports on Form 10-K and other reports that are available from the United States Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP

Investor Contacts

Rhianna Disch, 713-380-3006

rhianna.disch@crestwoodlp.com

Director, Investor Relations

NEWS RELEASE

Sustainability and Media Contact

Joanne Howard, 832-519-2211

joanne.howard@crestwoodlp.com

Senior Vice President, Sustainability and Corporate Communications

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